SECURITIES AND EXCHANGE COMMISSION
                          Washington, DC 20549

                               FORM 8-K

                            CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of
1934.

Date of Report (Date of earliest event reported):  January 6, 1997

                          XPLORER, S . A.
        (Exact name of registrant as specified in charter)

	NEVADA                           0-17874          95-4280610
(State or other jurisdiction        (Commission         (IRS Employer
      of incorporation)            File Number)      Identification No)

4750 Kelso Creek Road, Weldon, California                 93283
  (Address of principal executive offices)              (Zip Code)

                             (619) 378-3936
        (Registrant's telephone number, including area code)

                             Not applicable
    (Former name or former address, if changed since last report)

Total sequentially numbered pages in this document: 2
                                                   ---
Exhibit index page number: -0-
                           ---


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Item 4. changes in Registrant's Certifying Accountant.

   The Registrant has been without independent auditors since its last audit of March 31, 1993. Prior auditors were not retained due to lack of funds of the Registrant. The Registrant filed for Chapter 11 protection on March 1, 1994 and has been inactive since that time, until July 24, 1996, when the Registrant's Third Amended Plan of Reorganization, under Chapter 11 of the U. S. Bankruptcy Code, was confirmed by the Bankruptcy Court. Management is not aware of any disagreements with prior accountants on any matters of accounting principles or practices or financial statement disclosure.

   On January 6, 1997, the Board of Directors approved the engagement of the accounting firm of Jay J. Shapiro, CPA, a professional corporation, as the Registrant's principal accountants to audit the Registrant's financial statements.

   Prior to their engagement, the Registrant consulted with Mr. Shapiro regarding the appropriate accounting treatment for the assets of the natural resources of Registrant. Mr. Shapiro advised that the appropriate accounting principles required predecessor historical basis accounting for such assets.

Item 8. Change in Fiscal Year

On January 6, 1997, the Board of Directors of the Registrant, after discussions with its new accountants, unanimously approved a change in the Registrant's fiscal year from September 30 back to its original December 31. The Registrant will file a Form 10-QSB for the quarter ending September 30, 1996, and a Form 10-KSB for the year ending December 31, 1996.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XPLORER, S. A.

By: /s/ Thomas C. Roddy
Thomas C. Roddy
President and Chief Executive Officer

Date: January 6, 1997.

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